SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934


Filed by the Registrant                       |X|
Filed by a party other than the Registrant    |_|

Check the appropriate box:
|_|  Preliminary Proxy Statement           |_|  Confidential, for Use of the
|X|  Definitive Proxy Statement                 Commission Only (as permitted by
|_|  Definitive Additional Materials            Rule 14a-6(e)(2))
|_|  Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12


                             FIRST FINANCIAL BANCORP
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|    No Fee Required.

|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

(2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

(4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

(5) Total fee paid:

--------------------------------------------------------------------------------

|_|    Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)    Amount Previously Paid:

--------------------------------------------------------------------------------

(2)    Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

(3)    Filing Party:

--------------------------------------------------------------------------------

(4)    Date Filed:

--------------------------------------------------------------------------------

                             FIRST FINANCIAL BANCORP

                               701 South Ham Lane
                             Lodi, California 95242

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  May 18, 1999


TO EACH SHAREHOLDER OF
FIRST FINANCIAL BANCORP:

     You are invited to attend the Annual Meeting of Shareholders of First Financial Bancorp, a California corporation (the "Company"), which will be held at the Company's executive offices, 701 South Ham Lane, Lodi, California 95242, on Tuesday, May 18, 1999, at 5:30 p.m., Pacific Daylight Time, for the following purposes:


1. To elect a Board of eight directors to serve until the next annual meeting of shareholders or until their successors are elected and qualified. The names of the nominees to be presented for election are set forth in the accompanying Proxy Statement.

2. To transact such other business as may properly be brought before the meeting or any adjournment or postponement thereof.

     Section 2.05 of the Bylaws of the Company, as amended, provides as follows:

          "Nominations for election to the Board of Directors may be made by the Board of Directors or by any shareholder entitled to vote for the election of directors. Nominations, other than those made by the Board of Directors, shall be made in writing and shall be delivered or mailed, with first-class United States mail postage prepaid, to the Secretary not less than 20 days nor more than 50 days prior to any meeting of shareholders called for the election of directors; provided, however, that if less than 25 days' notice of the meeting is given to the shareholders, such nomination shall be mailed or delivered to the Secretary not later than the close of business on the seventh day following the day on which the notice of the meeting was mailed. Shareholder nominations shall contain the following information:  (a) the  name,  age,  business  address  and,  if known, residence address of each proposed nominee; (b) the principal occupation or employment of each proposed nominee; (c) the total number of shares of capital stock of the Corporation that are beneficially owned by each proposed nominee and by the nominating shareholder; (d) the name and residence address of the notifying shareholder; and (e) any other information the Corporation must disclose regarding director nominees in the Corporation's proxy solicitation. Nominations not made in accordance with this Section may be disregarded by the

          Chairman of the meeting, and if the Chairman so instructs, the inspectors of election may disregard all votes cast for each such nominee."

     Only shareholders of record at the close of business on April 5, 1999, are entitled to notice of, and to vote at, the meeting. In order to ensure your representation, please complete, sign and date the enclosed proxy as promptly as possible and return it in the enclosed envelope. If you attend the meeting and wish to vote in person, your proxy will not be used.


                                          By Order of the Board of Directors,

                                          Leon Zimmerman
                                          President and Chief Executive Officer


Lodi, California
April 20, 1999

                             FIRST FINANCIAL BANCORP

                               701 South Ham Lane
                             Lodi, California 95242


                                 PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of First Financial Bancorp, a California corporation (the "Company"), for the annual meeting of shareholders of the Company, to be held on Tuesday, May 18, 1999, at 5:30 p.m., Pacific Time, at the Company's executive offices, 701 South Ham Lane, Lodi, California 95242, and any adjournment or postponement thereof (the "Annual Meeting"). The purposes of the meeting are set forth in the Notice of Annual Meeting of Shareholders to which this Proxy Statement is attached. The Company anticipates mailing this Proxy Statement and form of proxy to its shareholders on or about April 20, 1999.

     The cost of this solicitation will be paid by the Company. The solicitation of proxies will be made primarily by use of the mails. In addition, directors, officers and regular employees of the Company may make solicitations by telephone, facsimile or personal interviews, and may request banks, brokers, fiduciaries and other persons holding stock in their names, or in the names of their nominees, to forward proxies and proxy materials to their principals and obtain authorization for the execution and return of such proxies to management. The Company will reimburse such banks, brokers and fiduciaries for their out-of-pocket expenses incurred in connection therewith.

     A proxy for use at the Annual Meeting is enclosed. Any proxy given may be revoked by a shareholder at any time before it is exercised by filing with the Secretary of the Company a notice in writing revoking it or by duly executing a proxy bearing a later date. Proxies may also be revoked by any shareholder present at the Annual Meeting who expresses a desire to vote such shares in person. Subject to such revocation, all proxies duly executed and received prior to or at the time of the Annual Meeting will be voted in accordance with the instructions on the proxy. If no specification is made, proxies will be voted in the election of directors "FOR" the nominees of the Board of Directors, and, at the proxyholders' discretion, on such other matters, if any, which may come before the meeting (including any proposal to postpone or adjourn the meeting).


                      OUTSTANDING SHARES AND VOTING RIGHTS

     There were issued and outstanding 1,379,292 shares of the Company's common stock, no par value (the "Common Stock"), on April 5, 1999, which has been set as the record date (the "Record Date") for the purpose of determining the shareholders entitled to notice of, and to vote at, the Annual Meeting.

     The presence in person or by proxy of a majority of the shares entitled to vote is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. "Broker non-votes" are shares held by brokers or nominees who are present in person or represented by proxy, but which are not voted on a particular matter because under applicable rules the broker cannot vote on the matter in the absence of instructions from the beneficial owner. The effect of abstentions and broker non-votes on the calculation of the required vote on specific proposals to be brought before the Annual Meeting is discussed under each proposal, where applicable.

     On any matter submitted to a shareholder vote, each holder of Common Stock will be entitled to one vote, in person or by proxy, for each share of stock outstanding in the holder's name on the books of the Company as of the Record Date. For the election of directors, each shareholder has cumulative voting rights. Cumulative voting rights entitle each shareholder to cast that number of votes which equals the number of shares held by such shareholder, multiplied by the number of directors to be elected. Each shareholder may cast all his or her votes for a single candidate or may distribute his or her votes among any or all of the candidates as he or she chooses. In order for a shareholder to cumulate votes, the nominee's name must be placed in nomination prior to the voting and the shareholder desiring to cumulate votes must give notice at the Annual Meeting prior to the voting of the shareholder's intention to cumulate votes. If any shareholder has given such notice, all shareholders may cumulate their votes. The proxy holders are given discretionary authority under the terms of the proxy to cumulate votes with respect to shares for which they hold a proxy.


                             PRINCIPAL SHAREHOLDERS

     As of April 5, 1999, no individual known to the Company owned beneficially or of record more than five percent (5%) of the outstanding shares of its Common Stock, except as described below:

Title or     Name and Address of             Number of Shares       Percentage
Class        Principal Owner                Beneficially Owned        Owned
-----        ---------------                ------------------        -----

Common       Weldon D. Schumacher              108,319 (1)            7.85%
Stock        1303 Rivergate Drive
             Lodi, CA 95240

Common       Leon J. Zimmerman                  76,561 (2)            5.37%
Stock        701 S. Ham Lane
             Lodi, CA 95242

Common       Raymond H. Coldani                 73,169 (3)            5.30%
Stock        13199 N. Ray Road
             Lodi, CA 95242

--------------------
(1) Includes 2,266 shares owned by Dr. Schumacher's wife, 87,020 shares held as community property and 525 shares subject to options that are exercisable as of April 5, 1999, or become exercisable within 60 days thereafter.

(2) Includes 3,547 shares owned by Mr. Zimmerman's wife, 14,933 shares held in trust by Mr. Zimmerman and his wife, and 45,000 shares subject to options that are exercisable as of April 5, 1999, or become exercisable within 60 days thereafter.

(3) Includes 16,380 shares owned by Mr. Coldani's wife, 55,739 shares held as community property and 1,050 shares subject to options that are exercisable as of April 5, 1999, or become exercisable within 60 days thereafter.

                                 PROPOSAL NO. 1
                      ELECTION OF DIRECTORS OF THE COMPANY

     The Bylaws provide that the Company's Board of Directors shall consist of not less than eight nor more than fifteen directors. The authorized number of directors to be elected at the Annual Meeting is eight. The term of office for each director extends until the next annual meeting and until his or her successor is elected and qualified.

     The names of the eight nominees for whom votes will be cast pursuant to the proxies which are hereby solicited are set forth below. Except for Steven M. Coldani (who is being nominated to replace his father, Raymond H. Coldani, on the Board of Directors) and David M. Philipp, all of the nominees are currently serving as directors of the Company. With the execption of Steven M. Coldani, David M. Philipp and Leon J. Zimmerman, all of the nominees have been serving in such capacity since the organization of the Company in May, 1982.

     Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the eight nominees named below, subject to the proxyholders' discretionary power to cumulate votes. Votes withheld and broker non-votes as to one or more or all nominees have no legal effect, although such votes will be counted as shares that are present for purposes of determining the presence of a quorum. The eight nominees receiving the highest number of affirmative votes of the shares entitled to be voted for them shall be elected as directors. Instructions on the proxy to withhold authority to vote for one or more of the nominees will result in such nominees receiving fewer affirmative votes. If any of the Board of Directors' nominees is unable or declines to serve as a director at the time of the Annual Meeting, the proxy will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy.

     The following table sets forth certain information with respect to those persons nominated by the Board of Directors of the Company for election as directors, as well as all directors and executive officers as a group. All of the shares shown in the following table are owned both of record and beneficially except as indicated in the notes to the table. There is no family relationship between any of the directors or executive officers. Steven M.
Coldani is the son of Raymond H.  Coldani,  a retiring  Director of the Company.
The Company has only one class of shares, Common Stock, outstanding.

                                                                      Common Stock Beneficially
                                                                      Owned as of March 1, 1999
                                                                     ----------------------------
                                                                       Number of
          Name                     Age      Position with Company        Shares           Percent
          ----                     ---      ---------------------        ------           -------
Incumbent Nominees:
Benjamin R. Goehring (a,b,c,d)     67     Chairman of the Board          34,798(1)         2.51%
                                          of Directors

Weldon D. Schumacher (a,b,d)       63     Vice Chairman of the          108,319(2)         7.85%
                                          Board of Directors

Angelo J. Anagnos (b,c,d)          64     Director                       27,192(3)         1.96%

Bozant Katzakian (a,c,d)           84     Director                       44,632(4)         3.22%

Dennis R. Swanson (a,b,d)          65     Director                       30,644(5)         2.21%

Leon J. Zimmerman                  56     Director, President and        76,561(6)         5.37%
                                          Chief Executive Officer

                                                3



New Nominees:
Steven M. Coldani                  46     Director Nominee               18,649(7)         1.35%

David M. Philipp                   36     Director Nominee               31,426(8)         2.28%


All directors and officers                                              396,141(9)        27.07%
as a group (10 persons)

-------------------------------
     (a) Member of the Executive Committee
     (b) Member of the Audit Committee and the Compensation and Stock Option Committee
     (c) Member of the Loan and Investment Committee
     (d) Member of the Marketing Committee
-------------------------------


(1) Includes 11,259 shares owned by Mr. Goehring's wife, 925 shares owned by Mr. Goehring in joint tenancy with his children, and 4,200 shares subject to options that are exercisable as of April 5, 1999 or become exercisable within 60 days thereafter.

(2) Includes 2,266 shares owned by Dr. Schumacher's wife, 87,020 shares held as community property and 525 shares subject to options that are exercisable as of April 5, 1999 or become exercisable within 60 days thereafter.

(3) Includes 7,717 shares owned by Mr. Anagnos' wife and 4,200 shares subject to options that are exercisable as of April 5, 1999 or become exercisable within 60 days thereafter.

(4) Includes 40,432 shares held in trust by Mr. Katzakian and his wife as trustees and 4,200 shares subject to options that are exercisable as of April 5, 1999 or become exercisable within 60 days thereafter.

(5) Includes 10,292 shares held by Charles Schwab & Co., Custodian for Individual Retirement Account of which Dr. Swanson is the sole beneficiary, 600 shares held by Bank of Lodi, N.A., Custodian for Individual Retirement Account, of which Dr. Swanson is the sole beneficiary, 15,552 shares held in trust by Mr. Swanson and his wife as trustees, and 4,200 shares subject to options that are exercisable as of April 5, 1999 or become exercisable within 60 days thereafter.

(6) Includes 3,547 shares owned by Mr. Zimmerman's wife, 14,933 shares held in trust by Mr. Zimmerman and his wife, and 45,000 shares subject to options that are exercisable as of April 5, 1999, or become exercisable within 60 days thereafter.

(7) Includes 4,079 shares held as community property by Mr. Coldani and his wife and 1,340 shares held as custodian for minor children.

(8) Includes 1,120 shares owned by Mr. Philipp's wife, and 100 shares held as custodian for minor children.

(9) Officers included in this total are the President and Chief Executive Officer, the Senior Vice President and Chief Credit Officer and the Senior Vice President and Operations Administrator in each case of the Company and the Bank. Shares include 66,100 shares subject to options that are exercisable as of April 5, 1999 or become exercisable within 60 days thereafter.

     The following is a brief description of the business experience of each nominee.

     BENJAMIN R. GOEHRING was appointed Chairman of the Board of Directors of the Bank in February, 1996 and Chairman of the Board of Directors of the Company in April, 1996. He is President of T&G Technologies, Inc., and was formerly the President and principal shareholder of Goehring Meat, Inc., a meat processing concern headquartered in Lodi, California, prior to its sale to Victor Fine Foods in 1988. He holds a Bachelor of Science degree from the University of California. He is a member of many civic, fraternal and professional organizations, and also serves on the board of directors for the National Meat Association, the Mokelumne River School, and several environmental companies.

     WELDON D. SCHUMACHER, M.D. was appointed Vice Chairman of the Board of the Bank and the Company in April, 1996. Dr. Schumacher has been engaged in the private practice of medicine in Lodi, California, since 1968. He holds a Bachelor of Arts degree from Loma Linda University, Loma Linda, California, and a Doctor of Medicine degree from Loma Linda University School of Medicine. Dr. Schumacher is active in a number of civic and professional organizations, including the San Joaquin County Medical Society, California Medical Association, American Medical Association, American Academy of Family Physicians and the Lodi District Chamber of Commerce.

     ANGELO J. ANAGNOS is an active investor and an owner/manager of various real estate holdings. He owned Sunwest Liquors and Delicatessen in Lodi, California from 1983 to 1998. He was also the previous owner of Payless Market and Liquors in Lodi, California from 1957 to 1983. Mr. Anagnos is a member of a number of fraternal and professional organizations including Lodi Elks Club, Lodi Eagles, Order of Ahepa, Lodi Hellenic Society, and the Lodi District Chamber of Commerce.

     BOZANT KATZAKIAN is a retired real estate broker and an investor. He was Chairman of the Board of the Company from inception to April, 1996 and was Chairman of the Board of the Bank from inception through February , 1995. He also has served as Chairman of Delta Title Guaranty Co. and as a member of the Board of Directors for Oceanic Financial Corporation in San Francisco and Old Republic Title of San Francisco. Mr. Katzakian served eight years on the Lodi City Council and was the Mayor of Lodi for three years. Mr. Katzakian was instrumental in organizing the Lodi Area Crime Stoppers and served as its first President. Mr. Katzakian has been active in, and is a past President of, the Lodi Lodge of the Fraternal Order of Eagles, Lodi Lions Club, Lodi District Chamber of Commerce, Lodi Board of Realtors, Lodi Grape Festival and National Wine Show, Central Valley Division of California Cities, and District Seven
California Association of Realtors. Mr. Katzakian was also the 1968 Lodi Outstanding Citizen of the Year, is a member of both the Realtors and United Way Volunteer Hall of Fame, and past recipient of the Lions International Melvin Jones Fellow Award.

     DENNIS R. SWANSON, D.C. practiced chiropractic in Lodi from 1965 to 1995 and is presently semi-retired. He graduated from Los Angeles College of Chiropractic in 1964 and has been active in State and local professional organizations. He is a member of the American Chiropractic Association, the California Chiropractic Association, and the San Joaquin County Chiropractic Society. Dr. Swanson has served on the California State Board of Medical Quality Assurance, and also served for 18 years as a commissioner of the Lodi Parks and Recreation Commission.

     LEON J. ZIMMERMAN joined the Company in April, 1990 and became President and Chief Executive Officer of the Company in August, 1995. In the bank he served as Executive Vice President and Chief Credit Officer until August, 1994 when he became President and Chief Executive Officer. He lives in Lodi with his wife and has been in the San Joaquin-Sacramento Valley since 1960, serving in various banking capacities since 1962. Mr. Zimmerman serves on many community boards and committees, including San Joaquin County Education Foundation, Economic Development Task Force and LEED - Sacramento Steering Committee. He is an active member of Rotary, Chamber of Commerce and several other community groups.

     STEVE COLDANI has been a real estate broker and investor in the greater San Joaquin County area since 1976. He is the co-owner and secretary of Coldani Realty Inc. in Lodi, California and co-owner of Graeagle Associates, Realtors in Graeagle, California. He is a director of Lodi Memorial Hospital Foundation, Inc. , member of the Lodi Associaiton of Realtors, and member of the Plumas County Board of Realtors. Mr. Coldani is also a past president of the Lodi Board of Realtors and a past director of the California Association of Realtors.

     DAVID M. PHILIPP is the Chief Financial Officer for, and an investor in, AMI, ETA, and EFX, a group of electronic commerce companies that develop and market transportation and supply-chain logistics solutions. Mr. Philipp is a CPA and was the Chief Financial Officer for the Company and the Bank from April, 1992 to April, 1999. Prior to joining the Company and the Bank, he was the Budget Director and Financial Analyst for a national retailer from 1990 to 1992 and he was with KPMG, LLP from 1986 to 1990. Mr. Philipp lives with his wife and two sons in El Dorado Hills, California.

     Committees of the Board of Directors

     In order to facilitate the handling of various functions of the Board of Directors, the Board has appointed several standing committees, including an Executive Committee, an Audit Committee, a Loan and Investment Committee, a Marketing Committee, and a Compensation and Stock Option Committee. The regular meetings of the Loan and Investment, Audit and Marketing Committees are held jointly each month. With the current exception of Leon Zimmerman, who is not a member of any committee of the Company's board, membership of these committees is the same for the Company and the Bank. The members of such committees are set forth above in the table under "ELECTION OF DIRECTORS OF THE COMPANY."

     The Board of Directors has not established a nominating committee or similar committee. The Board of Directors has approved the nominees listed above as candidates for election as directors. Nominees for election to the Board of Directors may also be nominated by shareholders, pursuant to the procedures set forth in the Company's Bylaws and in the Notice of Annual Meeting of Shareholders to which this Proxy Statement is attached.

     The Executive Committee meets from time to time as necessary and, while the Board is not in session, possesses all the powers and may exercise all the duties of the Board of Directors in the management of the business of the Company which may, by law, be delegated to it by the Board of Directors. The Executive Committee met one time during 1998.

     The Audit Committee is empowered to (i) meet with the independent auditors of the Company and review the scope of the annual audit, any open questions as to the choice of acceptable accounting principles to be applied and all other matters relating to the auditors' relationship with the Company, (ii) advise and assist the Board in evaluating the auditors' performance, including the scope and adequacy of the auditors' examination, (iii) nominate, with the approval of the Board, the firm of independent auditors to be submitted to the shareholders of the Company for ratification at the annual meeting thereof, if such submission is deemed desirable by the Board, (iv) review the Company's annual financial statements and discuss such statements with the auditors prior to their release, (v) receive and consider the auditors' comments and suggestions as to the internal audit and control procedures, adequacy of staff and other matters, (vi) perform such other functions and undertake such investigations relating to the financial accounting aspects of the Company as the Board may direct, and (vii) retain and consult with counsel or other experts as the Committee may consider necessary or appropriate in the discharge of its duties. The functions of the Committee are limited to the foregoing and do not include normal management functions concerning accounting or auditing practices. The Audit Committee met twelve times during 1998 on a joint basis with the Loan and Investment and Marketing Committees.

     The Loan and Investment Committee is authorized and empowered to (i) establish investment and loan policies, (ii) establish individual investment and loan limits, (iii) supervise and administer the investment and loan function,
(iv) undertake such other functions as the Board may from time to time direct. The Loan and Investment Committee met twelve times on a joint basis with the Audit and Marketing Committees and fourteen times on a separate basis during 1998.

     The Marketing Committee is empowered to oversee and guide the efforts of the Company with respect to (i) cultivating and promoting the Company's position within the community, (ii) the marketing of products and services, and (iii) the discharge of responsibilities with respect to the Community Reinvestment Act. The Marketing Committee met twelve times on a joint basis with the Loan and Investment Committee and the Audit Committee during 1998.

     The Compensation and Stock Option Committee is authorized and empowered to investigate and recommend to the Board (i) the compensation to be paid to executive officers of the Company and the Bank, (ii) the amount of any bonus under the terms of any contract of employment between the Company or the Bank and any executive officer, (iii) employee benefit plans deemed appropriate for the employees of the Company and the Bank, (iv) supervise the administration of any such employee benefit plans adopted by the Company and the Bank and (v) undertake such other investigations and perform such other functions as the Board may from time to time direct. The Compensation and Stock Option Committee met three times during 1998.

     The Board of Directors of the Bank held twelve regular meetings and four special meetings during 1998. The Board of Directors of the Company held twelve regular meetings and four special meetings during 1998. No director attended fewer than 75% of the total number of meetings of the Boards and the committees on which he served during 1998.

     Compensation of Directors

     During 1998, fees totaling $175,700 and $23,150 were paid to the Directors for attending meetings of the Bank's Board of Directors and the Company's Board of Directors, respectively. Each Director received $650 for each Bank Board meeting, $600 for each joint Bank Audit, Loan, and Marketing Committee meeting attended, and $300 for each individual Bank committee meeting attended outside of the joint committee meeting schedule. Each director received $650 for each special Company Board meeting attended. The Chairman of the Board of Directors of the Bank was paid $850 for each Bank Board meeting attended and was also paid a special project fee by the Company of $350 per month through June, 1998. Each Committee Chairman was paid and additional $100 for each joint Bank Audit, Loan, and Marketing Committee meeting attended and $400 for each individual Bank committee meeting attended outside of the joint committee meeting schedule.

     The Directors have also received options to purchase shares of the Company's Common Stock pursuant to the automatic grant features of the 1991 Director Stock Option Plan. For more information, see the discussion of the 1991 Director Stock Option Plan under "Change in Control Arrangements -- 1991 Stock Option Plans" herein.

     Effective April 3, 1998, the Company and the Bank established a director emeritus program (the "Director Emeritus Program") for retired members of the Board of Directors. Any Director who has served continuously for at least ten years as a Director of the Company or the Bank prior to retirement is eligible to be granted the status of "Director Emeritus" under the Director Emeritus Program. A Director Emeritus is required to (a) represent the goodwill of the Company and the Bank in the community, (b) promote the continued profitability of the Company and the Bank, (c) maintain communication and meet periodically with the President and the Chairman, (d) provide consultation in his field of expertise, and (e) comply with the Company's policies applicable to the activities of a Director Emeritus. A Director Emeritus does not have the status of a Director of the Company or the Bank and is not entitled to attend or vote at any meetings of the Board of Directors or committees of the Board of Directors. The term of any Director Emeritus is three years. No fees or other compensation will be paid to a Director Emeritus, although any such person with a Director
Supplemental Compensation Agreement will be eligible for annual payments totaling $7,500 during each of the first three years of service as a Director Emeritus (for more information regarding such payments, see the discussion of Director Supplemental Compensation Agreements under "Supplemental Compensation Agreements" herein below). Raymond H. Coldani and Michael D. Ramsey, founding Directors of the Company and the Bank, are retiring from the Board of Directors, effective as of the date of the Annual Meeting, and it is anticipated that Mr. Coldani and Mr. Ramsey will each be approved as a Director Emeritus at the first meeting of the Board of Directors of the Company to be held subsequent to the Annual Meeting.

     During 1998, each member of the Board of Directors became entitled to certain fringe benefits, payable upon death, disability or retirement and upon early termination of service as a Director due to a change in control or certain other events other than voluntary resignation, pursuant to the terms of individual Director Supplemental Compensation Agreements and Life Insurance Endorsement Method Split Dollar Plan Agreements signed with the Bank. Said Agreements were made effective as of April 3, 1998, the premium date of single-premium life insurance policies purchased by the Bank on the lives of certain executive officers (Leon J. Zimmerman and David M. Philipp) and the Directors (Benjamin R. Goehring, Weldon D. Schumacher, Bozant Katzakian, Angelo
J. Anagnos, Raymond H. Coldani [now retiring from the Board], Michael D. Ramsey [now retiring from the Board], Frank M. Sasaki [now deceased] and Dennis R. Swanson). For more information, see the discussion of Director Supplemental Compensation Agreements under "Supplemental Compensation Agreements" herein below.


                             EXECUTIVE COMPENSATION

     Summary Compensation Table

     The following table sets forth, for each of the last three fiscal years, the compensation of Leon J. Zimmerman, President and Chief Executive Officer of the Company and the Bank, and David M. Philipp, former Executive Vice President and Chief Financial Officer of the Company and the Bank. No other executive officer of the Company or the Bank received for the fiscal year ended December
31, 1998 annual salary and bonus exceeding $100,000.

                                                           Long-Term Compensation
                                                      ------------------------------
               Annual Compensation                          Awards           Payouts
    ----------------------------------------------    -------------------    -------
                                                    Restricted
                                    Other Annual        Stock                 LTIP        All Other
    Year   Salary (1)    Bonus    Compensation (2)    Award(s)    Options    Payouts    Compensation (3)
    ----   ----------   -------   ----------------    --------    -------    -------    ----------------
    Leon J. Zimmerman:
    1998   $140,000     $22,531          -                -          -         -           $7,924
    1997   $128,750     $12,500          -                -          -         -           $5,081
    1996   $125,000         -            -                -          -         -           $5,000

    David M. Philipp: (4)
    1998   $  97,800    $16,345          -                -          -         -           $5,673
    1997   $  93,400    $ 9,340          -                -          -         -           $3,797
    1996   $  93,400        -            -                -          -         -           $3,736


----------------------------
(1) Amounts shown for each year include compensation earned and received as well as amounts earned but deferred at the officer's election.

                                       8



(2) Mr. Zimmerman and Mr. Philipp did not receive perquisites or other personal benefits in excess of the lesser of $50,000 or 10% of his total annual salary and bonus during 1998, 1997 and 1996.

(3) All other compensation includes contributions to the Bank of Lodi Employee Stock Ownership Plan (see description herein below) and matching contributions to the Company's 401(k) Profit Sharing Plan. All other compensation does not include the value of certain fringe benefits payable to each of Messrs. Zimmerman and Philipp pursuant to Executive Supplemental Compensation Agreements and Life Insurance Endorsement Method Split Dollar Plan Agreements, entered into between the Bank and each of Messrs. Zimmerman and Philipp, dated as of April 3, 1998 (to coincide with the premium date of single-premium life insurance policies purchased by the Bank on their lives), upon death, retirement or termination of employment without cause (for more information, see the discussion of Executive Supplemental Compensation Agreements under "Supplemental Compensation Agreements" hereinbelow).

(4)  Mr. Philipp resigned from the Company and the Bank effective April 5, 1999.


     Employment Agreements

     Leon J. Zimmerman, President and Chief Executive Officer of the Company and the Bank, entered into an Employment Agreement with the Company, effective September 30, 1998, for a one year term ending April 30, 1999, subject to automatic extensions for additional one-year periods and also subject to certain early termination provisions. The Agreement provides for a base salary of $140,000 per annum, with increases effective on the 1st of January each year, commencing with January 1, 1999, at the sole discretion of the Board of Directors based upon a review of his performance during the previous year and competitive factors. Such salary includes Mr. Zimmerman's service on the Board of Directors of the Company and the Bank. The Agreement also provides that Mr. Zimmerman shall participate in any officer bonus plan and he is entitled to the same group insurance plans and other benefits made available to employees generally, plus the use of an automobile. The Company may immediately terminate the Agreement if the termination is for cause. The Company may also terminate the Agreement without cause by giving Mr. Zimmerman thirty (30) days' written notice. In the event the Company terminates Mr. Zimmerman's employment without cause, Mr. Zimmerman will be entitled to receive as severance compensation an amount equal to twelve months' salary. Upon a change in control, or if Mr. Zimmerman is terminated after a change in control or he voluntarily terminates his employment within two years after a change in control in response to a constructive termination, Mr. Zimmerman will be entitled to receive as severance compensation an amount equal to two times his average annual compensation for the two years immediately preceding the change in control. For purposes of the Agreement, "change in control" means a change in control of the Company of a nature  that  would be  required  to be  reported  in  response  to Item 6(e) of
Schedule 14A of Regulation 14A (or in response to any similar item on any similar schedule or form) promulgated under the Securities Exchange Act. A "constructive termination" is defined by the Agreement to include a material reduction in base salary, a material change in responsibilities, or a requirement to relocate.

     David M. Philipp, former Executive Vice President, Chief Financial Officer and Secretary of the Company and the Bank, entered into an Employment Agreement containing similar terms to those of Mr. Zimmerman with the Company, effective September 30, 1998, for a one-year term ending April 30, 1999, subject to automatic extensions for additional one-year periods and also subject to certain early termination provisions. The Agreement provided for a base salary of $97,800 per annum. Mr. Philipp resigned from the Company effective April 5, 1999, and the provisions of his contract are no longer in effect.

     Supplemental Compensation Agreements

     Effective April 3, 1998 the Bank has entered into a Supplemental Compensation Agreement ("SCA") with Leon J. Zimmerman, President and Chief Executive Officer of the Company and the Bank, with David M. Philipp, former Executive Vice President, Chief Financial Officer and Secretary of the Company and the Bank, and with each of the eight Directors of the Company and the Bank (Benjamin R. Goehring, Weldon D. Schumacher, Bozant Katzakian, Angelo J. Anagnos, Raymond H. Coldani, Michael D. Ramsey, Frank M. Sasaki, and Dennis R. Swanson). Each SCA provides lifetime income benefits of $7,500 per annum as well as a death benefit to the participant. At the same time, the Bank has invested in single-premium life insurance policies written on the lives of the same officers and Directors. The Bank is the designated beneficiary on all of the policies. The policies were purchased in order to indirectly offset the anticipated costs of benefits payable pursuant to the SCA's. The Bank also entered into a Life Insurance Endorsement Method Split Dollar Plan Agreement with each officer and Director in order to provide for the division of death proceeds of such policies as between the Bank and the designated beneficiary(ies).

     Executive Supplemental Compensation Agreements. Each Executive SCA provides for the payment of certain benefits upon retirement (age 62 or older) or early retirement (prior to attaining age 62), upon death or disability prior to retirement, or in the event employment is terminated prior to retirement. If the employment of the executive is terminated prior to the executive attaining age 62, other than by reason of death disability or retirement, then the entitlement of the executive to the benefits specified in his Executive SCA will depend on whether the executive is terminated (i) without cause, or on account of or after a change in control of the Bank, in which case the designated benefits will be payable, or (ii) with cause, or by voluntary resignation of the executive prior to 100 percent vesting of his benefits, in which case all rights and benefits will be forfeited.

     For Leon J. Zimmerman, the benefits designated in his Executive SCA were 60% vested on April 1, 1998, and will be 80% vested on April 2, 1999, and 100% vested on April 2, 2000. Mr. Zimmerman will be entitled to receive a projected benefit under his Executive SCA that is equal to 43% of his 1998 total compensation at his normal retirement age of 62.

     Mr. Philipp has resigned from the Company and the Bank, effective April 5, 1999, and will, therefore forfeit all rights and benefits under his Executive SCA.

     Director Supplemental Compensation Agreements. Each Director SCA provides for the payment of certain benefits, commencing after the expiration of the initial three year period as Director Emeritus following retirement from the Board of Directors of the Bank, and continuing until the Director's death. During service as Director Emeritus, he will also be entitled to receive certain payments during the three-year period commencing on his retirement date from the Board of Directors. Each Director SCA further provides for the payment of certain benefits in the event the Director becomes disabled while serving on the Board of Directors of the Bank, which benefits will continue until the Director's death, and certain other benefits in the event the service of the Director is terminated, other than by reason of death, disability or retirement, prior to age 65, which benefits depend on whether his service is terminated (i) without cause, or on account of or after a change in control of the Bank, in which case the designated benefits will be payable, or (ii) with cause, or by voluntary resignation of the Director prior to 100 percent vesting of his benefits, in which case all rights and benefits will be forfeited. All current directors are fully vested in these benefits.

     The benefits are defined in each Director SCA. Upon a Director's retirement, and assuming that he serves as a Director Emeritus, the Bank will pay to the Director the sum of $7,500 per year for the first three years of such service. In any event, commencing on the third anniversary of the Director's retirement, the Bank will pay to the Director the sum of $7,500 per year, continuing until the Director's death.

      Aggregated Option Exercises in 1998 and Fiscal Year-end Option Values

     The following table sets forth information pertaining to options exercised during the last fiscal year and unexercised options as of the end of the last fiscal year for Leon J. Zimmerman, President and Chief Executive Officer of the
Company and the Bank and David M. Philipp,  Executive  Vice  President and Chief
Financial Officer of the Company and the Bank:

       Number of     Value Realized       Securities Underlying              Value of Unrealized
        Shares      (Market Price at     Number of Unexercised                   in-the-money
       Acquired      exercise less         Options at FY-End                   Options at FY-End
      on Exercise    exercise price)    Exercisable   Unexercisable        Exercisable    Unexercisable
      -----------    ---------------    -----------   -------------        -----------    -------------
         Leon J. Zimmerman:
           -              -               45,000           -                $213,750           -

         David M. Philipp:
           -              -               30,000           -                $142,500           -


     No options were granted to Mr. Zimmerman or to Mr. Philipp in 1998 and they did not exercise any options in 1998.

     Transactions with Management

     During 1998, certain directors and officers of the Company and the Bank had loans outstanding with the Bank. Such loans were made in the ordinary course of business on substantially the same terms, including interest rate and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than the normal risk of collectibility or present other unfavorable features.

     There are no existing or proposed material interests or transactions between the Company and any of its executive officers or directors.

     Change in Control Arrangements

     Employment Contract. Upon a change in control, or if Mr. Zimmerman is terminated after a change in control or he voluntarily terminates his employment within two years after a change in control in response to a constructive termination, Mr. Zimmerman will be entitled to receive as severance compensation an amount equal to two times his average annual compensation for the two years immediately preceding the change in control. For purposes of the Agreement, "change in control" means a change in control of the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or in response to any similar item on any similar schedule or form) promulgated under the Securities Exchange Act. A "constructive termination" is defined by the Agreement to include a material reduction in base salary, a material change in responsibilities, or a requirement to relocate.

     1991 Stock Option Plans. On February 19, 1991, the Board of Directors adopted (i) the First Financial Bancorp 1991 Employee Stock Option Plan (the "Employee Stock Option Plan"), under which officers and key full-time salaried employees of the Company and its subsidiaries may be granted options to purchase shares of the Company's Common Stock; and (ii) the First Financial Bancorp 1991 Director Stock Option Plan (the "Director Stock Option Plan"), under which members of the Board of Directors are granted options to purchase shares of the Company's Common Stock. At the 1991 Annual Meeting, the shareholders approved the adoption of the Employee Stock Option Plan and the Director Stock Option Plan (collectively referred to as the "1991 Stock Option Plans"). The 1991 Stock Option Plans are intended to further the growth, development and financial success of the Company and its subsidiaries by providing additional incentives to members of the Board of Directors, officers and key employees, and by assisting them in acquiring shares of the Company's Common Stock, which will allow them to benefit directly from the Company's growth, development and financial success. The Director Stock Option Plan was amended at the 1995 annual meeting of shareholders in respect of the timing of option grants. Section 5(a) of the Director Stock Option Plan, as amended, provides that, on May 1, 1995, each person who is an eligible Board member and who has continuously served on the Board since June 18, 1991, shall be granted an option to purchase 3,150 shares of Common Stock. Accordingly, on May 1, 1995, each of the Directors of the Company (including six of the nominees described in this Proxy Statement) was granted a nonstatutory option for 3,150 shares of Common Stock.

     The Board of Directors of the Company adopted a new, 1997 Stock Option Plan and the shareholders approved such Plan at the annual meeting held on April 22, 1997. No additional option grants will be made under the 1991 Stock Option Plans after such date. Such discontinuance will not adversely affect any stock option previously granted and outstanding under the 1991 Stock Option Plans.

     1997 Stock Option Plan. On March 20, 1997, the Board of Directors adopted the First Financial Bancorp 1997 Stock Option Plan (the "1997 Stock Option Plan"), under which directors, officers and key full-time salaried employees of the Company and its subsidiaries and any consultant to the Company and its subsidiaries who is not a member of the Board of Directors may be granted options to purchase shares of the Company's Common Stock. At the 1997 Annual Meeting, the shareholders approved the adoption of the 1997 Stock Option Plan. The 1997 Stock Option Plan is intended to further the growth, development and financial success of the Company and its subsidiaries by providing additional incentives to members of the Board of Directors, officers and key employees and consultants.

     Change in Control. In the event of a sale, dissolution or liquidation of the Company or a merger or consolidation in which the Company is not the surviving or resulting corporation, the Board has the power to cause the termination of options which are then outstanding under the Company's 1991 Stock Option Plans if the surviving or resulting corporation does not agree to assume all outstanding options under such plans; provided, however that in such event the optionees shall have the right prior to such sale, liquidation, dissolution, merger or consolidation to notification thereof as soon as practicable and, thereafter until three days prior to the effectiveness of such sale, dissolution, liquidation, merger or consolidation, to exercise the option without regard to the vesting provisions. This right is conditioned upon the execution of a definitive agreement of merger or consolidation or final plan of sale, liquidation, or dissolution. Under the 1997 Stock Option Plan, in the event of a change in control of the Company, the outstanding options will be subject to the terms of the agreement of merger or reorganization. Such an agreement may provide for the assumption of outstanding options, for payment of a cash settlement or for acceleration of exercisability, in all cases without the consent of the optionees.

     Employee Stock Ownership Plan

     Effective January 1, 1992, the Company and the Bank established the Bank of Lodi Employee Stock Ownership Plan. The plan covers all employees, age 21 or older, beginning with the first plan year in which the employee completes at least 1,000 hours of service. The Bank's annual contributions to the plan are made in cash and are at the discretion of the Board of Directors based upon a review of the Company's consolidated profitability. Contributions to the plan are invested primarily in the common stock the Company and are allocated to participants on the basis of salary in the year of allocation. Benefits become 20% vested after the third year of credited service, with an additional 20% vesting each year thereafter until 100% vested after seven years. The Bank's contribution to the plan for 1998 was $117,000.

     Profit Sharing Plan

     Effective January 1, 1997, the Company established the First Financial Bancorp 401(k) Profit Sharing Plan. The plan covers all employees, age 18 or older, beginning with the first plan year in which the employee completes at least 1,000 hours of service. The plan is intended to supplement income upon retirement; the actual retirement benefit for each employee will depend on the amount in the employee's plan account balance at the time of retirement. For each plan year, participating employees may elect to have a portion of their compensation contributed to the plan, and the Company or the Bank may, at its discretion, make matching or other contributions. Company and Bank contributions to the plan for the benefit of employees become 20% vested after the second year of service, with an additional 20% vesting each year thereafter until 100% vested after six years. The Company has appointed Benjamin R. Goehring, Weldon
D. Schumacher, Angelo J. Anagnos, and Dennis R. Swanson as Trustees to hold all amounts contributed to the plan and to make all distributions and benefit payments. The Company did not make any contributions to the plan for 1998. Total contributions to the plan by the Bank for 1998 were $38,013.

     Compliance with Section 16(a) of the Securities Exchange Act of 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and any person who owns more than ten percent of the Company's Common Stock, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock of the Company. Directors, executive officers and greater than ten percent shareholders, if any, are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, all directors and executive officers of the Company were in compliance with the applicable Section 16(a) filing requirements. To the Company's knowledge, during the fiscal year ended December 31, 1998, no person owned more than ten percent of the Common Stock of the Company.


                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has selected KPMG LLP as the Company's certified public accountant for 1999. KPMG LLP audited the financial statements of the Company for the year ended December 31, 1998. KPMG LLP has no interest, financial or otherwise, in the Company. The services rendered by KPMG LLP during the 1998 fiscal year were audit services and included consultation in connection with various accounting, tax reporting, strategic planning, and compensation matters. The Audit Committee of the Board of Directors of the Company approved each professional service rendered by KPMG LLP during the 1998 fiscal year, and the possible effect of each such service on the independence of that firm was considered by the Audit Committee of the Board of Directors before such service was rendered.

     A representative of KPMG LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement and to respond to appropriate questions.

                                  ANNUAL REPORT

     The annual report of the Company containing audited financial statements for the fiscal year ended December 31, 1998, has been combined with the required information of Form 10-K Annual Report. The Company's combined Annual Report, on Form 10-K for the year ended December 31, 1998, as filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, accompanies this Proxy Statement.


                 SHAREHOLDERS' PROPOSALS FOR 2000 ANNUAL MEETING

     Next year's Annual Meeting is scheduled to be held on April 25, 2000. Management of the Company will have discretionary authority to vote proxies obtained by it in connection with any shareholder proposal not submitted on or before the November 30, 1999 deadline. Any proposal of a shareholder intended to be presented at the Company's 2000 Annual Meeting must be received by the Company no later than December 21, 1999 for inclusion in the Proxy Statement and form of proxy for that meeting subject to the SEC's proxy rules. Any such proposal should be directed to the attention of the President, First Financial Bancorp, 701 South Ham Lane, Lodi, California 95242.


                                  OTHER MATTERS

     Management knows of no other matters to be voted upon at the Annual Meeting. If any other matter properly comes before the Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote on such matters in accordance with their judgment.

     You are urged to sign, date and return the enclosed proxy in the envelope provided. No further postage is required if the envelope is mailed from within the United States. If you subsequently decide to attend the Annual Meeting and wish to vote your shares in person, you may do so. Your cooperation in giving this matter your prompt attention is appreciated.


                                         By Order of the Board of Directors,


                                         Leon J. Zimmerman
                                         President and Chief Executive Officer



Lodi, California
April 20, 1999

                                                                      Appendix A

                             FIRST FINANCIAL BANCORP
                      SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                                 ON MAY 18, 1999

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned holder of Common Stock acknowledges receipt of a copy of the Notice of Annual Meeting of Shareholders of First Financial Bancorp and the accompanying Proxy Statement dated April 20, 1999, and revoking any Proxy heretofore given, hereby constitutes and appoints Benjamin R. Goehring and Weldon D. Schumacher, and each of them, with full power of substitution, as attorneys and proxies to appear and vote all of the shares of Common Stock of First Financial Bancorp, a California corporation, outstanding in the name of the undersigned which the undersigned could vote if personally present and acting at the Annual Meeting of Shareholders of the First Financial Bancorp, to be held at 701 South Ham Lane, Lodi, California, on Tuesday, May 18, 1999, at 5:30 p.m., or at any adjournments or postponements thereof, upon the following items as set forth in the Notice of Meeting and Proxy Statement and to vote according to their discretion on all other matters which may be properly presented  for  action  at the  meeting  or any  adjournments  or  postponements thereof. The above-named proxy holders are hereby granted discretionary authority to cumulate votes represented by the shares covered by this proxy in the election of directors.

       (Continued, and to be marked, dated and signed, on the other side)

                                                                 Please mark
                                                                 votes as    [X]
                                                                 indicated in
                                                                 the example


1.   To elect as directors the eight nominees set forth below

[ ] FOR all nominees listed below               [ ] WITHHOLD AUTHORITY
    (except as marked to the                        to vote for all nominees
    contrary below)                                 listed below

INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME ON THE LIST BELOW:

Angelo J. Anagnos, Steven M. Coldani, Benjamin R. Goehring, Bozant Katzakian, David M. Philipp, Weldon D. Schumacher, Dennis R. Swanson, and Leon J. Zimmerman.


2. In their discretion, to transact such other business as may properly come before the Meeting.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS. THE PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, IT WILL BE VOTED "FOR" THE ELECTION OF DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS.

I/We do  [ ]                       or do not [ ]  expect to attend
                                                    this meeting.


          SHAREHOLDER(S)                              NO. OF COMMON SHARES

____________________________________                      ____________

____________________________________                      ____________


Dated: ______________________, 1999


Please date and sign exactly as your name(s) appears. When signing as attorney, executor, administrator, trustee, or guardian, please give full title. If more than one trustee, all should sign. All joint owners should sign.

WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, PLEASE SIGN AND RETURN THIS PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PAID ENEVELOPE.


THIS PROXY IS SOLICITED BY, AND ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE.

Signature(s) ___________________________________________________________________

Date __________________________________________

NOTE: Please sign as name appears hereon. Joint ownership should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.